As filed with the Securities and Exchange Commission on November 9, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri	43-1309065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

411 Fountain Lakes Boulevard
St. Charles, Missouri  63301
(636) 946-6525

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence E. Dickinson
Chief Financial Officer
LMI Aerospace, Inc.
411 Fountain Lakes Boulevard
St. Charles, Missouri  63301
(636) 946-6525
Fax:  (636) 949-1576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert H. Wexler, Esq.
Gallop, Johnson & Neuman, L.C.
101 South Hanley, Suite 1700
(314) 615-6000
Fax: (314) 615-6001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the Registrant.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Primary Offering
Common Stock, par value $0.02 per share	(4)	(4)	(4)	(4)

Primary Offering Total			$135,000,000	$4,145

Secondary Offering
Common Stock, par value $0.02 per share to be offered by selling shareholders
Secondary Offering Total			$15,000,000	$ 461
Total			$150,000,000	$4,606

(1)
An indeterminate aggregate initial offering price or number of the shares is being registered as may from time to time be offered at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies.

(2)	The proposed maximum offering price per share will be determined from time to time in connection with the issuance by the registrant of the shares registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Not applicable pursuant to Form S-3 General Instruction II.D.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2007

PROSPECTUS

Common Stock

We may, from time to time, offer to sell shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus up to an aggregate initial offering price of up to $135,000,000. We may offer and sell these shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of common stock up to an aggregate initial offering price of up to $15,000,000.  We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms of and any other information relating to a specific offering will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “LMIA.”

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
_________________________

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 1 of this prospectus.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________

The date of this prospectus is November    , 2007.

You should rely only on the information contained in or incorporated by reference with this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the sale of common stock.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell shares of our common stock, in one or more offerings, up to an aggregate initial offering price of $135,000,000. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares having an aggregate initial offering price of up to $15,000,000. This prospectus provides you with a general description of our common stock. Each time shares of common stock are sold under the prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the shares offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, except as otherwise indicated, “LMI,” “we,” “our” and “us” refer to LMI Aerospace, Inc. and all entities included in our consolidated financial statements.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31 2006, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.lmiaerospace.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (filed on March 15, 2007);
•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2007 (filed on May 9, 2007), the quarterly period ended June 30, 2007 (filed on August 9, 2007) and the quarterly period ended September 30, 2007 (filed on November 8, 2007) and;

•	our Current Reports on Form 8-K filed on January 3, 2007, June 18, 2007, August 6, 2007 and October 16, 2007 (amending our current Report on Form 8-K, filed August 6, 2007); and
•	the description of our common stock included in our Form 8-A filed with the SEC on May 20, 1998, and any amendment or report we may file with the SEC for the purpose of updating such description.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Audrey Crane, Investor Relations, 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301; telephone: (636) 946-6525.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These shares are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. You can identify such forward-looking statements by the use of terms such as “expect,” “believe,” “may,” “could,” “estimate,” “intend” or similar words or phrases. All such statements, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in the accompanying prospectus supplement and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A. Risk Factors, of our Form 10-K for the fiscal year ended December 31, 2006. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

OUR COMPANY

We are a leading provider of design engineering services, structural components, assemblies and kits to the aerospace, defense and technology industries. We fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components and sheet metal products primarily for large commercial, corporate and regional and military aircraft.  We also provide prototyping and complex design and engineering services to the aerospace industry.

We manufacture more than 30,000 products for integration into a variety of aircraft platforms manufactured by leading original equipment manufacturers, referred to as OEMs, and Tier 1 aerospace suppliers, including Gulfstream, Boeing, Spirit AeroSystems, Bombardier, Sikorsky and Vought Aircraft.  We are the sole-source provider, under long-term agreements, for many of the products that we provide.  Our position as a preferred supplier has been strengthened by the capability to provide customers with value-added services related to the design, production, assembly and distribution of aerospace components, including kitting, logistics and inventory management services.  We also support both military and commercial aircraft lifecycles, from conceptual design, analysis and certification through production support, fleet support and service life extensions.  Our design and engineering services extend into composite technology which is being used more frequently for aerospace applications.

Our principal offices are located at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301. Our telephone number is (636) 946-6525.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the shares by us will be used for general corporate purposes, including:

•	making additions to our working capital;
•	capital expenditures;
•	funding future acquisitions of or investments in businesses or assets; and
•	the redemption or repayment of our short-term or long-term borrowings.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.  We will not receive any of the proceeds from the sale of shares of common stock by any selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our restated articles of incorporation, as amended, and our amended and restated bylaws. They may not contain all of the information that is important to you. To understand them fully, you should read our articles and bylaws, copies of which are filed with the Securities and Exchange Commission. The following descriptions are qualified in their entirety by references to the restated articles of incorporation and amended and restated bylaws and applicable law.

Description of Stock

Our authorized capital stock is 28,000,000 shares of common stock, $0.02 par value, and 2,000,000 shares of preferred stock, $0.02 par value. At November 1, 2007, 11,431,869 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated articles of incorporation and amended and restated bylaws, which we have filed with the SEC. A copy of our restated articles of incorporation, as amended, was filed with the SEC as Exhibit 3.1 to our Registration Statement on Form S-1 (file No. 333-51357) dated as of April 29, 1998. A copy of our restated bylaws was filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-51357) dated as of April 29, 1998, as amended by amendment dated July 9, 2001, filed as Exhibit 3.3 to our Form 10-K filed April 1, 2002.

Common Stock

We are authorized to issue one class of common stock. The holders of common stock are entitled to cast one vote for each share held of record on all matters to be voted on by our shareholders, including the election of directors. There is no cumulative voting with respect to the election of directors. As a result, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors then standing for election if they choose to do so. The holders of common stock are entitled to receive dividends when and if declared by our board out of legally available funds. In the event of our liquidation, the dissolution or the winding up of our affairs, the holders of common stock are entitled to share ratably in all remaining assets which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. No holder of any share of common stock or any other security issued by us, either now or hereafter authorized or issued, shall have any preferential or preemptive right to acquire additional shares of common stock or any other security issued by us other than such, if any, as our board may in its discretion from time to time determine. All of the outstanding shares of common stock are, and the shares of common stock offered pursuant to this prospectus will be when issued for the consideration set forth in this prospectus, fully paid and nonassessable.

Preferred Stock

Our board may authorize the issuance of one or more series of preferred stock and determine, with respect to any series of preferred stock, the terms, rights and preferences of such series, including voting, dividend, liquidation, conversion, redemption and any other relative rights, preferences and limitations. The authorized shares of preferred stock will be available for issuance without further action by our shareholders, unless such action is required by applicable law or other rules of the Nasdaq Global Market, or any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a series of preferred stock that could discourage, impede, delay or prevent a transaction that would result in a change in control of our company, regardless of whether some of our shareholders might believe the transaction to be in their best interest.

Certain Anti-takeover Matters

Our articles and bylaws contain certain provisions regarding the rights and privileges of our shareholders, some of which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of our company. Such provisions include:

•	the ability of our board to issue preferred stock in one or more series and determine the attributes of each series, as discussed above;
•	the ability of our board to fix the number of directors serving on our board from time to time with a minimum of three and a maximum of nine persons as provided in our bylaws;
•
the amendment of our bylaws by action of our board taken in accordance with the bylaws, except to the extent that any matters under our articles or applicable law are specifically reserved to the shareholders;

•
the requirement that shareholders may nominate directors or submit other proposals only upon written notice to us not less than 120 days nor more than 150 days prior to the date of the notice to shareholders of the previous year’s annual meeting;

•	the limitation on the calling of a special meeting of our shareholders to our board or the President of our company; and
•
consistent with Missouri corporate law, the requirement that any action by written consent of shareholders in lieu of a meeting must be signed by the holders of all outstanding shares of our common stock.

The foregoing provisions contained in our articles and bylaws make it more difficult and time consuming to obtain majority control of our board or otherwise bring a matter before our shareholders without our board’s consent. As a result, our vulnerability to an unsolicited takeover proposal is reduced. These provisions are designed to accomplish two goals. First, they enable us to develop our business in a manner that will foster our long-term growth without the threat of a takeover not deemed by our board to be in our best interests and that of our shareholders. Second, they reduce, to the extent practicable, the potential disruption entailed by a takeover threat. These provisions may have an adverse effect, however, on the ability of shareholders to influence our governance and the possibility of shareholders receiving a premium above the market price for their securities from a potential acquirer that is unfriendly to management.

Listing

Our common stock is listed and traded on the Nasdaq Global Market under the symbol “LMIA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, whose address is 59 Maiden Lane, Plaza Level, New York, New York 10038 and their telephone number is (212) 936-5100.

PLAN OF DISTRIBUTION

We, or any selling shareholder, may sell the shares being offered hereby from time to time in one or more of the following ways:

•	through agents;
•	through underwriters or dealers;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;
•	directly to investors; or
•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of shares, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of the shares being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

We, or any selling shareholder, may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our shares of stock for which they have been appointed an agent on a continuing basis.

If we, or any selling shareholder, use underwriters for a sale of shares, the underwriters will acquire the shares for their own account. The underwriters may resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of shares of stock in respect of which this prospectus is delivered, we will sell such shares to the dealer as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Underwriters, dealers and agents that participate in the distribution of our shares of stock may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell shares of stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional shares from us, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We, or any selling shareholder, may also sell shares of stock directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell shares upon the exercise of rights that we may issue to our securityholders. We, or any selling shareholder, may also sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the shares of stock offered by this prospectus will be passed upon for us by Gallop, Johnson & Neuman, L.C., and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements of D3 Technologies, Inc., acquired by LMI on July 31, 2007, as of and for the years ended December 31, 2006, 2005 and 2004 and related report of LevitZacks, are included in our Current Report on Form 8-K/A filed on October 16, 2007.  The audited financial statements of D3 Technologies, Inc. as of and for the years ended December 31, 2006, 2005 and 2004 are incorporated herein by reference in reliance on LevitZack’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates:

Amount to be Paid*

SEC Registration Fee	$4,606
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	150,000
Printing expenses	75,000
Miscellaneous expenses	20,394
Total	$350,000

*
Since an indeterminate number of shares are covered by this registration statement, the expenses in connection with the issuance and distribution of the shares are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of the shares under the registration statement, but do not limit the number of shares that may be offered.

Item 15.	Indemnification of Directors and Officers.

Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Subsection (7) of Section 351.355 provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) of such Section, provided such additional indemnification is (i) authorized, directed or provided for in the corporation’s articles of incorporation or any duly adopted amendment thereto or (ii) authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberate dishonest or willful misconduct. Article 9 of our restated articles of incorporation, as amended, permits us to enter into agreements with our directors, officers, employees and agents to provide the level and type of indemnification we deem appropriate. Article 9 also provides that we may extend to our directors and executive officers such indemnification and additional indemnification.

We have procured and intend to maintain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against them by reason of any acts or omissions covered under our policy in their respective capacities as directors or officers.

Item 16.	List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
(a)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on the 9th day of November, 2007.

LMI AEROSPACE, INC.

By:	/s/ Ronald S. Saks
Name: Ronald S. Saks
Title: President and Chief Executive Officer

Each of the undersigned whose signature appears below hereby constitutes and appoints Ronald S. Saks and Lawrence E. Dickinson and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Ronald S. Saks	President and Chief Executive Officer	November 9, 2007
Ronald S. Saks	(Principal Executive Officer) and Director

/s/ Lawrence E. Dickinson	Chief Financial Officer and Secretary	November 9, 2007
Lawrence E. Dickinson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Burstein	Chairman of the Board and Director	November 9, 2007
Joseph Burstein

/s/ Sanford S. Neuman	Assistant Secretary and Director	November 9, 2007
Sanford S. Neuman

/s/ John S. Eulich	Director	November 9, 2007
John S. Eulich

/s/ Brian D. Geary	Director	November 8, 2007
Brian D. Geary

/s/ Judith W. Northup	Director	November 8, 2007
Judith W. Northup

S-1

Signature	Title	Date

/s/ John M. Roeder	Director	November 9, 2007
John M. Roeder

/s/ Thomas Unger	Director	November 9, 2007
Thomas Unger

S-2

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of underwriting agreement*
5.1	Opinion of Gallop, Johnson & Neuman, L.C.
23.1	Consent of BDO Seidman, LLP
23.2	Consent of LevitZacks
23.3	Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of the Registration Statement)

*	To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report of Form 8-K and incorporated by reference herein.